EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Jones Lang LaSalle Incorporated:

We consent to the incorporation by reference in the registration statements (Nos. 333‑193553, 333-180406, 333-180405, 333-133887, 333-117024, 333-110366, 333-42193, 333-73860, 333-69810, 333-50720) on Form S-8 and (Nos. 333-206164, 333-182399, 333-159854, 333-153029, 333-70969) on Form S-3 of Jones Lang LaSalle Incorporated of our reports dated February 25, 2016, with respect to the consolidated balance sheets of Jones Lang LaSalle Incorporated and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10‑K of Jones Lang LaSalle Incorporated. Our report dated February 25, 2016, on the effectiveness of internal control over financial reporting as of December 31, 2015, contains an explanatory paragraph that states Jones Lang LaSalle Incorporated acquired twenty companies during 2015 (the Acquisitions) as described in note 4 to the consolidated financial statements, and management excluded from its assessment of the effectiveness of Jones Lang LaSalle Incorporated and subsidiaries' internal control over financial reporting as of December 31, 2015, the Acquisitions' internal control over financial reporting associated with total assets of $716 million and total revenues of $135 million included in the consolidated financial statements of Jones Lang LaSalle Incorporated and subsidiaries as of and for the year ended December 31, 2015. Our audit of internal control over financial reporting of Jones Lang LaSalle Incorporated and subsidiaries also excluded an evaluation of the internal control over financial reporting of the Acquisitions.

/s/ KPMG LLP
Chicago, Illinois
February 25, 2016